Exhibit 99

FOR RELEASE –– JULY 30, 2013

Corning Announces Second-Quarter Financial Performance

3rd consecutive quarter of EPS growth
LCD glass price declines moderate further

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced its results for the second quarter of 2013. Performance highlights included:

●	Core sales were $2.0 billion*, an increase of 11% over the same period of 2012. Net sales (GAAP) for the quarter were $2.0 billion.
●
Core earnings per share were $0.32*, representing a 23% improvement over the second quarter of 2012 and the third consecutive quarter of year-over-year double-digit growth. GAAP earnings per share were $0.43, compared with $0.31 a year ago, a 39% increase.

●	In the Display Technologies segment, second-quarter LCD glass price declines were moderate and less than the previous quarter.
●	Sales and net income in Corning’s Telecommunications segment improved significantly on both a year-over-year and sequential basis.

Second-Quarter Financial Comparisons
In millions, except percentages and per-share amounts

	Core Performance*
	Q2 2013	Q2 2012	% Change
Core Net Sales	$2,021	$1,819	11%
Core Equity Earnings	$173	$211	(18%)
Core Earnings	$469	$388	21%
Core Earnings EPS	$0.32	$0.26	23%

	GAAP
	Q2 2013	Q2 2012	% Change
Net Sales	$1,982	$1,908	4%
Equity Earnings	$166	$259	(36%)
Net Income	$638	$474	35%
EPS	$0.43	$0.31	39%

*These are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s investor relations website. Core performance metrics (non-GAAP) are adjusted to exclude the impact of changes in Japanese yen to U.S. dollar exchange rate and other yen transactions, equity earnings from the polysilicon business of Dow Corning Corporation, as well as other special items. See “Use of Non-GAAP Financial Measures” in our Form 8-K filed on July 30, 2013, for details on Core Performance measures.

Corning Announces Second-Quarter Financial Performance
Page Two

Remarking on the second quarter, Wendell P. Weeks, chairman, chief executive officer, and president, said, “In Corning’s strong second quarter, we achieved our third consecutive period of year-over-year EPS improvement.  For the past 18 months, we have effectively managed our cost structure, brought stability to our LCD glass business, returned to earnings growth, and advanced our new-product portfolio. We are pleased with the progress we are making and believe our strategy is working.”

Second-Quarter Core Performance Segment Results
Display Technologies segment core sales were $670 million*, a 21% increase compared with a year ago, and stronger than originally anticipated.  LCD glass price declines were more moderate than in the first quarter and were within the range the company anticipated. Total glass volume from Corning’s wholly owned business and Samsung Corning Precision Materials Co., Ltd. increased by a mid-single digit percentage sequentially and about 20% on a year-over-year basis. Year-over-year core earnings for the segment increased approximately 11%.

Telecommunications segment sales were $601 million, an 8% increase from last year’s second quarter. The increase was driven by strength in sales to NBN for its national broadband build out in Australia, and improved enterprise network and wireless solutions sales in the quarter. The segment also had improved manufacturing performance and cost reductions, driving core earnings growth of around 62%.

As expected, Specialty Materials segment sales grew 17% sequentially to $301 million, driven by increased sales of Corning® Gorilla® Glass.  Segment core earnings grew by approximately 33% over the previous year on strong Gorilla Glass manufacturing performance.

Environmental Technologies segment sales were $228 million, representing an 8% year-over-year decline in comparison with a particularly robust quarter a year ago, when demand for emissions-control products exceeded manufacturing capacity. Despite the sales decline, segment core earnings were consistent with a year ago on strong operational performance.

Life Sciences segment sales increased 35% to $219 million on a year-over-year basis. The sales increase reflects growth from the acquired Discovery Labware business. Segment core earnings doubled from a year ago.

Core equity earnings from Dow Corning Corporation declined 19% on a year-over-year basis, substantially below Corning’s expectations. The primary issue is price pressure in China and Europe on lower-end silicone products.

Core gross margin in the quarter was 43%*, a significant improvement over the second quarter of 2012. Corning ended the quarter with $5.5 billion in cash and short-term investments.  As part of the company’s commitment to return value to its shareholders, Corning repurchased about $242 million in common stock during the second quarter and increased its quarterly dividend payment by 11%.

Corning Announces Second-Quarter Financial Performance
Page Three

As a reminder, Corning moved to core performance measures for financial reporting to provide investors a clear view of the company’s core operating results. The core performance metrics exclude the impact of changes in the Japanese-yen-to-U.S.-dollar exchange rate; the results of the polysilicon business of Corning’s affiliate, Dow Corning Corporation; as well as other special items. Corning’s core performance results are now reported on a constant-yen basis. These core performance measures are non-GAAP financial measures. Starting this quarter, core performance also excludes the positive impact from yen-denominated transaction hedges. This change reduced core EPS about $0.01 in the second quarter for 2013. Reconciliations to GAAP are available on the company’s website.

Looking Forward
“We believe Corning will continue to have good sales and earnings growth, driven by our Display Technologies segment’s success in moderating LCD glass price declines; our leadership positions and strong customer relationships in all of our segments; and growth from new products,” James B. Flaws, vice chairman and chief financial officer, said.

In the third quarter, Corning expects to achieve its fourth consecutive quarter of year-over-year earnings growth. The company also anticipates its LCD glass volume should be consistent to up slightly compared with the strong second quarter performance. Corning expects its volumes in the second half to be driven by global retail TV demand, especially for 50-inch or larger LCD television models. Third quarter LCD glass price declines are anticipated to be moderate, and consistent with the previous quarter.

Specialty Materials segment sales are expected to improve about 10% sequentially. Yesterday, Corning announced the introduction of Corning® Gorilla® Glass NBT™, a specially designed and strengthened cover glass for touch notebook applications. The company expects sales to begin ramping for this new product in the third quarter. Industry market research indicates that touch-enabled notebooks represent the next wave of opportunity for cover glass technologies.

Telecommunications segment sales in the third quarter are expected to increase about 20% on a year-over-year basis.  Environmental Technologies segment sales in the third quarter are expected to be up slightly with those of the same period a year ago. In the Life Sciences segment, sales are expected to increase between 40% and 45% on a year-over-year basis.

Core equity earnings from Dow Corning are expected to be down approximately 50% versus the second quarter due to price pressure and cost in inventories. The fourth quarter is expected to be closer to the second quarter earnings level.

“Our strong first-half performance has established a solid foundation for continued growth. We expect excellent retail demand for large-size televisions to allow us to continue our strong LCD glass performance from the first half. We expect sales in our Telecommunications, Environmental and Life Sciences segments to grow as well. And we are very excited about the emerging opportunities for our Gorilla Glass products, especially as touch-enabled notebooks become available in the consumer market. We look forward to introducing other advanced technology applications for Gorilla Glass in the coming months,” Flaws concluded.

Corning Announces Second-Quarter Financial Performance
Page Four

Upcoming Investor Events
Corning will present at Citi’s 2013 Global Technology Conference on Wednesday, Sept. 4, 2013, in New York City.

Second-Quarter Conference Call Information
The company will host a second-quarter conference call on Tuesday, July 30, at 8:30 a.m. ET. To participate, please call toll free (800) 230-1059 or for international access call (612) 234-9959 approximately 10-15 minutes prior to the start of the call. The password is ‘QUARTER TWO’. The host is ‘NICHOLSON’. To listen to a live audio webcast of the call, go to Corning’s website at www.corning.com/investor_relations and click Investor Events on the left. A replay will be available beginning at 10:30 a.m. ET and will run through 5 p.m. ET, Tuesday, Aug. 13, 2013. To listen, dial (800) 475-6701 or for international access dial (320) 365-3844. The access code is 297023. The webcast will be archived for one year following the call.

Presentation of Information in this News Release
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP net income and EPS measures exclude restructuring, impairment and other charges and adjustments to prior estimates for such charges. Additionally, the company’s non-GAAP measures exclude adjustments to asbestos settlement reserves, gains and losses arising from debt retirements, charges or credits arising from adjustments to the valuation allowance against deferred tax assets, equity method charges resulting from impairments of equity method investments or restructuring, impairment or other charges taken by equity method companies and gains from discontinued operations. The company believes presenting non-GAAP net income and EPS measures is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. Reconciliation of these non-GAAP measures can be found on the company’s website by going to www.corning.com/investor_relations and clicking Financial Reports on the left. Reconciliation also accompanies this news release.

Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

Corning Announces Second-Quarter Financial Performance
Page Five

About Corning Incorporated
Corning Incorporated (www.corning.com) is the world leader in specialty glass and ceramics. Drawing on more than 160 years of materials science and process engineering knowledge, Corning creates and makes keystone components that enable high-technology systems for consumer electronics, mobile emissions control, telecommunications and life sciences. Our products include glass substrates for LCD televisions, computer monitors and laptops; ceramic substrates and filters for mobile emission control systems; optical fiber, cable, hardware & equipment for telecommunications networks; optical biosensors for drug discovery; and other advanced optics and specialty glass solutions for a number of industries including semiconductor, aerospace, defense, astronomy, and metrology.

Media Relations Contact:
Daniel F. Collins
(607) 974-4197
collinsdf@corning.com

Investor Relations Contact:
Ann H. S. Nicholson
(607) 974-6716
nicholsoas@corning.com

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in millions, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Net sales	$1,982	$1,908	$3,796	$3,828
Cost of sales	1,099	1,100	2,143	2,196

Gross margin	883	808	1,653	1,632

Operating expenses:
Selling, general and administrative expenses	266	286	525	559
Research, development and engineering expenses	179	185	357	369
Amortization of purchased intangibles	8	4	15	9
Asbestos litigation charge	6	5	8	6

Operating income	424	328	748	689

Equity in earnings of affiliated companies	166	259	339	477
Interest income	2	3	4	7
Interest expense	(28)	(24)	(64)	(44)
Other income, net	265	8	330	37

Income before income taxes	829	574	1,357	1,166
Provision for income taxes	(191)	(100)	(225)	(218)

Net income attributable to Corning Incorporated	$638	$474	$1,132	$948

Earnings per common share attributable to Corning Incorporated:
Basic	$0.43	$0.31	$0.77	$0.63
Diluted	$0.43	$0.31	$0.76	$0.62
Dividends declared per common share	$0.10	$0.075	$0.19	$0.15

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; in millions)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Net income attributable to Corning Incorporated	$638	$474	$1,132	$948
Other comprehensive (loss) income, net of tax	(256)	13	(744)	(48)

Comprehensive income attributable to Corning Incorporated	$382	$487	$388	$900

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except per share amounts)

	June 30, 2013	December 31, 2012

Assets

Current assets:
Cash and cash equivalents	$4,601	$4,988
Short-term investments, at fair value	870	1,156
Total cash, cash equivalents and short-term investments	5,471	6,144
Trade accounts receivable, net of doubtful accounts and allowances	1,296	1,302
Inventories	1,240	1,051
Deferred income taxes	282	579
Other current assets	764	619
Total current assets	9,053	9,695

Investments	4,809	4,915
Property, net of accumulated depreciation	9,954	10,625
Goodwill and other intangible assets, net	1,559	1,496
Deferred income taxes	2,453	2,343
Other assets	561	301

Total Assets	$28,389	$29,375

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$72	$76
Accounts payable	721	779
Other accrued liabilities	804	1,101
Total current liabilities	1,597	1,956

Long-term debt	2,822	3,382
Postretirement benefits other than pensions	916	930
Other liabilities	1,600	1,574
Total liabilities	6,935	7,842

Commitments and contingencies
Shareholders’ equity:
Common stock – Par value $0.50 per share; Shares authorized: 3.8 billion; Shares issued: 1,656 million and 1,649 million	828	825
Additional paid-in capital	13,206	13,146
Retained earnings	10,754	9,932
Treasury stock, at cost; Shares held: 196 million and 179 million	(3,022)	(2,773)
Accumulated other comprehensive (loss) income	(388)	356
Total Corning Incorporated shareholders’ equity	21,378	21,486
Noncontrolling interests	76	47
Total equity	21,454	21,533

Total Liabilities and Equity	$28,389	$29,375

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Cash Flows from Operating Activities:
Net income	$638	$474	$1,132	$948
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	242	238	490	473
Amortization of purchased intangibles	8	4	15	9
Stock compensation charges	14	16	25	40
Undistributed earnings of affiliated companies (in excess of) less than dividends received	(145)	(256)	(157)	44
Deferred tax (benefit) provision	149	(19)	119	35
Restructuring payments	(8)		(24)	(1)
Employee benefit payments less than (in excess of) expense	11	14	26	(71)
Unrealized gains on translated earnings contracts	(232)		(232)
Changes in certain working capital items:
Trade accounts receivable	(40)	(19)	(23)	(68)
Inventories	(73)	(47)	(211)	(35)
Other current assets	(28)	(7)	(30)	(54)
Accounts payable and other current liabilities	(129)	6	(241)	(45)
Other, net	(12)	166	129	57
Net cash provided by operating activities	395	570	1,018	1,332

Cash Flows from Investing Activities:
Capital expenditures	(244)	(441)	(438)	(853)
Acquisitions of businesses, net of cash received	(106)		(106)
Investments in affiliates		(111)		(111)
Short-term investments – acquisitions	(446)	(640)	(737)	(1,168)
Short-term investments – liquidations	551	648	1,020	989
Premium on purchased collars			(107)
Other, net	17	9	18	4
Net cash used in investing activities	(228)	(535)	(350)	(1,139)

Cash Flows from Financing Activities:
Retirement of long-term debt			(498)
Net repayments of short-term borrowings and current portion of long-term debt	(2)	(3)	(11)	(13)
Principal payments under capital lease obligations	(1)		(2)	(1)
Proceeds from issuance of long-term debt, net		95		886
Payments to settle interest rate hedges				(18)
Proceeds from the exercise of stock options	27	3	39	19
Repurchase of common stock for treasury	(232)	(314)	(232)	(386)
Dividends paid	(147)	(113)	(280)	(227)
Net cash (used in) provided by financing activities	(355)	(332)	(984)	260
Effect of exchange rates on cash	(8)	(185)	(71)	(106)
Net (decrease) increase in cash and cash equivalents	(196)	(482)	(387)	347
Cash and cash equivalents at beginning of period	4,797	5,490	4,988	4,661

Cash and cash equivalents at end of period	$4,601	$5,008	$4,601	$5,008

Certain amounts for 2012 were reclassified to conform to the 2013 presentation.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
(Unaudited)

Weighted Average Shares Outstanding

Weighted average shares outstanding are as follows (in millions):

	Three months ended
	March 31, 2013	June 30, 2013	June 30, 2012

Basic	1,472	1,469	1,506
Diluted	1,481	1,478	1,518
Diluted used for non-GAAP measures	1,481	1,478	1,518

Use of Non-GAAP Financial Measures

Corning’s Core net sales, Core equity earnings of affiliated companies, Core income before income taxes, Core earnings, Core earnings per share, Core gross margin and Core gross margin percentage, and Free cash flow are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission.  Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP).  The company believes presenting these non-GAAP Core measures is helpful to analyze financial performance without the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the Company’s operations.  A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly comparable GAAP measures.  Further explanation of the Company’s use of these non-GAAP financial measures is included at the end of this document.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended June 30, 2013
(Unaudited; amounts in millions, except percentages and per share amounts)

	Net sales	Equity earnings	Income before income taxes	Income taxes	Net income	Effective tax rate	Per share

As reported	$1,982	$166	$829	$(191)	$638	23.0%	$0.43
Acquisition-related costs (4)			8	(3)	5
Pension mark-to-market adjustment (6)			(41)	15	(26)		(0.02)
Asbestos settlement (5)			6	(2)	4
Gain on change in control of equity investment (7)			(17)	6	(11)		(0.01)
Hemlock Semiconductor operating results (3)		(12)	(12)	1	(11)		(0.01)
Hemlock Semiconductor non-operating results (3)		9	9		9		0.01
Purchased collars and average rate forwards (2)			(229)	82	(147)		(0.10)
Other yen-related transactions (2)			(27)	8	(19)		(0.01)
Constant-yen (1)	39	10	36	(9)	27		0.02

Core Performance measures	$2,021	$173	$562	$(93)	$469	16.5%	$0.32

(1)
Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

(2)
Purchased collars, average rate forward contracts and other yen-related transactions:  We have excluded the impact of our purchased collars, average rate forward contracts, and other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average rate forward contracts, and excluding other yen-related transactions and the Constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(3)
Results of Dow Corning Corporation’s equity affiliate, Hemlock Semiconductor:  We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the operating and non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future.  These events are being primarily driven by the macro-economic environment.  Specifically, the negative impact of the preliminary determination by the Chinese Ministry of Commerce, which imposes provisional anti-dumping duties on solar-grade polysilicon imports from the United States, and the impact of potential asset write-offs, offset by the potential benefit of large payments required under Hemlock customers’ “take-or-pay” contracts, are events that are unrelated to Dow Corning’s core operations, and that have, or could have, significant impacts to this business.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(5)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.
(6)
Pension mark-to-market adjustment:  Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates, and not from Corning’s core operations.

(7)
Gain on change in control of equity investment:  Gain as a result of certain changes to the Shareholder Agreement of an equity company, resulting in Corning having a controlling interest that requires consolidation of this investment.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended March 31, 2013
(Unaudited; amounts in millions, except percentages and per share amounts)

	Net sales	Equity earnings	Income before income taxes	Income taxes	Net income	Effective tax rate	Per share

As reported	$1,814	$173	$528	$(34)	$494	6.4%	$0.33
Acquisition-related costs (1)			18	(5)	13		0.01
Discrete tax items (2)				(54)	(54)		(0.04)
Asbestos settlement (3)			2	(1)	1
Hemlock Semiconductor operating results (4)		5	5	(1)	4
Hemlock Semiconductor non-operating results (4)		2	2		2
Purchased collars and average rate forwards (5)			(23)	7	(16)		(0.01)
Other yen-related transactions (5)			(19)	6	(13)		(0.01)

Core Performance measures	$1,814	$180	$513	$(82)	$431	16.0%	$0.29

(1)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(2)	Discrete tax items: These items represent adjustments for effects of tax law changes which do not reflect expected on-going operating results.
(3)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.
(4)
Results of Dow Corning Corporation’s equity affiliate, Hemlock Semiconductor:  We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the operating and non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future.  These events are being primarily driven by the macro-economic environment.  Specifically, the negative impact of the preliminary determination by the Chinese Ministry of Commerce, which imposes provisional anti-dumping duties on solar-grade polysilicon imports from the United States, and the impact of potential asset write-offs, offset by the potential benefit of large payments required under Hemlock customers’ “take-or-pay” contracts, are events that are unrelated to Dow Corning’s core operations, and that have, or could have, significant impacts to this business.

(5)
Purchased collars, average rate forward contracts and other yen-related transactions:  We have excluded the impact of our purchased collars, average rate forward contracts, and other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average rate forward contracts, and excluding other yen-related transactions and the Constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Three Months Ended June 30, 2012
(Unaudited; amounts in millions, except per share amounts)

	Net sales	Equity earnings	Income before income taxes	Income taxes	Net income	Effective tax rate	Per share

As reported *	$1,908	$259	$574	$(100)	$474	17.4%	$0.31
Asbestos settlement (1)			5	(2)	3
Hemlock Semiconductor (2)		(8)	(8)	1	(7)
Other yen-related transactions (3)			(6)	2	(4)
Constant-yen (4)	(89)	(40)	(95)	17	(78)		(0.05)

Core Performance measures	$1,819	$211	$470	$(82)	$388	17.4%	$0.26

(1)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.
(2)
Results of Dow Corning Corporation’s equity affiliate, Hemlock Semiconductor:  We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the operating and non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future.  These events are being primarily driven by the macro-economic environment.  Specifically, the negative impact of the preliminary determination by the Chinese Ministry of Commerce, which imposes provisional anti-dumping duties on solar-grade polysilicon imports from the Unites States, and the impact of potential asset write-offs, offset by the potential benefit of large payments required under Hemlock customers’ “take-or-pay” contracts, are events that are unrelated to Dow Corning’s core operations, and that have, or could have, significant impact to this business.

(3)
Purchased collars, average rate forward contracts and other yen-related transactions:  We have excluded the impact of our purchased collars, average rate forward contracts, and other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average rate forward contracts, and excluding other yen-related transactions and the Constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(4)
Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

*Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Display Technologies Segment
Three Months Ended June 30, 2013 and 2012
(Unaudited; amounts in millions, except percentages)

	Three months ended June 30, 2013		Three months ended June 30, 2012		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported *	$631	$337	$641	$372	(2)%	(9)%
Pension mark-to-market adjustment (1)		(9)
Purchased collars (2)		(25)
Other yen-related transaction (2)		(18)		(4)
Constant-yen (3)	39	29	(89)	(84)

Core Performance measures	$670	$314	$552	$284	21%	11%

(1)
Pension mark-to-market adjustment:  Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates, and not from Corning’s core operations.

(2)
Purchased collars, average rate forward contracts and other yen-related transactions:  We have excluded the impact of our purchased collars, average rate forward contracts, and other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average rate forward contracts, and excluding other yen-related transactions and the Constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(3)
Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

*Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Telecommunications Segment
Three Months Ended June 30, 2013 and 2012
(Unaudited; amounts in millions, except percentages)

	Three months ended June 30, 2013		Three months ended June 30, 2012		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported *	$601	$76	$559	$37	8%	105%
Pension mark-to-market adjustment (1)		(9)
Gain on change in control of equity investment (2)		(11)
Acquisition-related costs (3)		4

Core Performance measures	$601	$60	$559	$37	8%	62%

(1)
Pension mark-to-market adjustment:  Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates, and not from Corning’s core operations.

(2)
Gain on change in control of equity investment:  Gain as a result of certain changes to the Shareholder Agreement of an equity company, resulting in Corning having a controlling interest that requires consolidation of this investment

(3)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.

*Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Environmental Technologies Segment
Three Months Ended June 30, 2013 and 2012
(Unaudited; amounts in millions, except percentages)

	Three months ended June 30, 2013		Three months ended June 30, 2012		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported *	$228	$36	$249	$34	(8)%	6%
Pension mark-to-market adjustment (1)		(3)

Core Performance measures	$228	$33	$249	$34	(8)%	(3)%

(1)
Pension mark-to-market adjustment:  Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates, and not from Corning’s core operations.

*Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Specialty Materials Segment
Three Months Ended June 30, 2013 and 2012
(Unaudited; amounts in millions, except percentages)

	Three months ended June 30, 2013		Three months ended June 30, 2012		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported *	$301	$58	$296	$34	2%	71%
Pension mark-to-market adjustment (1)		(3)
Other yen-related transaction (2)		(1)
Constant-yen (3)		(1)		6

Core Performance measures	$301	$53	$296	$40	2%	33%

(1)
Pension mark-to-market adjustment:  Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates, and not from Corning’s core operations.

(2)
Other yen-related transactions:  We have excluded the impact of other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average rate forward contracts, and excluding other yen-related transactions and the Constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(3)
Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

*Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Life Sciences Segment
Three Months Ended June 30, 2013 and 2012
(Unaudited; amounts in millions, except percentages)

	Three months ended June 30, 2013		Three months ended June 30, 2012		% Increase/decrease
	Net sales	Net income	Net sales	Net income	Net sales	Net income

As reported *	$219	$25	$162	$11	35%	127%
Pension mark-to-market adjustment (1)		(3)
Acquisition-related costs (2)		2

Core Performance measures	$219	$24	$162	$11	35%	118%

(1)
Pension mark-to-market adjustment:  Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates, and not from Corning’s core operations.

(2)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.

*Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP
FINANCIAL MEASURE
Gross Margin and Gross Margin Percentage
Three Months Ended June 30, 2013 and June 30, 2012
(Unaudited; amounts in millions, except percentages)

	Three months ended June 30, 2013			Three months ended June 30, 2012
	Net Sales	Gross Margin	Gross Margin %	Net Sales	Gross Margin	Gross Margin %

As reported *	$1,982	$883	45%	$1,908	$808	42%
Acquisition-related costs (1)		1
Pension mark-to-market adjustment (2)		(24)
Other yen-related transactions (3)		(9)			(3)
Constant-yen (4)	39	24		(89)	(53)

Core Performance measures	$2,021	$875	43%	$1,819	$752	41%

(1)	Acquisition-related costs: These expenses include inventory valuation adjustments.
(2)
Pension mark-to-market adjustment:  Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates, and not from Corning’s core operations.

(3)
Other yen-related transactions:  We have excluded the impact of other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average rate forward contracts, and excluding other yen-related transactions and the Constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(4)
Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

*Includes impact of defined benefit pension plan methodology change implemented in the first quarter of 2013 and retrospectively applied to prior periods.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three and Six Months Ended June 30, 2013
(Unaudited; amounts in millions)

	Three months ended June 30, 2013	Six months ended June 30, 2013

Cash flows from operating activities	$395	$1,018

Less: Cash flows from investing activities	(228)	(350)

Plus: Short-term investments – acquisitions	446	737

Less: Short-term investments – liquidations	(551)	(1,020)

Free cash flow	$62	$385

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

Use of Non-GAAP Financial Measures

In managing the Company and assessing our financial performance, we supplement certain measures provided by our consolidated financial statements with measures adjusted to exclude certain items, to arrive at Core Performance measures.  We believe reporting Core Performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.  Net sales, equity in earnings of affiliated companies, and net income are adjusted to exclude the impacts of changes in the Japanese yen, the impact of purchased collars, average forward contracts and other yen-related transactions, acquisition-related costs, the results of the polysilicon business of our equity affiliate Dow Corning Corporation, discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses and pension mark-to-market adjustments.  These measures are not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for U.S. GAAP reporting measures.

The following is an explanation of each adjustment that management excluded as part of these non-GAAP financial measures as well as reasons for excluding each item:

Items which we exclude from GAAP measures to arrive at Core Performance measures are as follows:

(1)
Constant-yen:  Because a significant portion of Corning’s LCD glass business revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings from translating yen into dollars.  Presenting results on a constant-yen basis eliminates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and to establish operational goals and forecasts.  We use an internally derived management rate of ¥93, which is closely aligned to our yen portfolio of purchased collars, and have restated all years presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

(2)
Purchased collars, average rate forward contracts and other yen-related transactions:  We have excluded the impact of our purchased collars, average rate forward contracts, and other yen-related transactions for each period presented.  By aligning an internally derived rate with our portfolio of purchased collars and average rate forward contracts, and excluding other yen-related transactions and the Constant-yen adjustments, we have effectively eliminated the impact of changes in the Japanese yen on our results.

(3)
Results of Dow Corning Corporation’s equity affiliate, Hemlock Semiconductor:  We are excluding the results of Dow Corning’s consolidated subsidiary, Hemlock Semiconductor, a producer of polycrystalline silicon, to remove the operating and non-operating items and events which have caused severe unpredictability and instability in earnings over the past eighteen months, and are expected to continue in the future.  These events are being primarily driven by the macro-economic environment.  Specifically, the negative impact of the preliminary determination by the Chinese Ministry of Commerce, which imposes provisional anti-dumping duties on solar-grade polysilicon imports from the United States, and the impact of potential asset write-offs, offset by the potential benefit of large payments required under Hemlock customers’ “take-or-pay” contracts, are events that are unrelated to Dow Corning’s core operations, and that have, or could have, significant impacts to this business.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.

(5)	Discrete tax items: These items represent adjustments for effects of tax law changes which do not reflect expected on-going operating results.

(6)	Certain litigation-related charges: These adjustments relate to the Pittsburgh Corning Corporation (PCC) asbestos litigation.

(7)	Restructuring, impairment and other charges.

(8)
Pension mark-to-market adjustment:  Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.  In accordance with GAAP, Corning recognizes pension actuarial gains and losses outside of the corridor, where the corridor is equal to 10% of the greater of the benefit obligation or the market-related value of plan assets at the beginning of the year, for our defined benefit pension plans annually in the fourth quarter of each year and whenever a plan is remeasured or valuation estimates are finalized.  Actuarial gains and losses occur when actual experience differs from the estimates used to allocate the change in value of pension plans to expense throughout the year or when assumptions change, as they may each year.  Significant factors that can contribute to the recognition of actuarial gains and losses include changes in discount rates, differences between actual and expected returns on plan assets, and other changes in actuarial assumptions such as life expectancy of plan participants.  Management believes that pension actuarial gains and losses are primarily financing activities that are more reflective of changes in current conditions in global financial markets, and are not directly related to the underlying performance of our businesses.  For further information on the actuarial assumptions and plan assets referenced above, see Management’s Discussion and Analysis of Financial Condition and Results of Operations, under Critical Accounting Estimates - Employee Retirement Plans, and Note 13, Employee Retirement Plans, of Notes to the Consolidated Financial Statements in our Form 10-Q Quarterly Report for the quarter ended June 30, 2013.

(9)
Gain on change in control of equity investment:  Gain as a result of certain changes to the Shareholder Agreement of an equity company, resulting in Corning having a controlling interest that requires consolidation of this investment.